Exhibit 4.2

SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 23, 2008, among FTI RMCG Acquisition LLC, a Maryland limited liability company (“FTI RMCG”), FTI SMC Acquisition LLC, a Maryland limited liability company (“FTI SMC”), and RMCG Consulting, Inc., a Florida corporation (“RMCG Consulting,” and together with FTI RMCG and FTI SMC, the “Guaranteeing Subsidiaries”), each of which are direct or indirect subsidiaries of FTI Consulting, Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of August 2, 2005 (as supplemented by the First Supplemental Indenture dated as of December 16, 2005, the Second Supplemental Indenture dated as of February 22, 2006, the Third Supplemental Indenture dated as of September 15, 2006, the Fourth Supplemental Indenture dated as of November 7, 2006, the Fifth Supplemental Indenture dated as of December 7, 2006 and the Sixth Supplemental Indenture dated as of December 27, 2007, the “Indenture”), providing for the issuance of 3 3/4% Convertible Senior Subordinated Notes due July 15, 2012 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any other Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

FTI RMCG Acquisition LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI SCM Acquisition LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

RMCG Consulting, Inc.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI Consulting, Inc.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Executive Vice President and General Counsel

FTI General Partner, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

Seventh Supplemental Indenture (Convertible Notes)	3

Stratcom Hispanic, Inc.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI Consulting LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI Hosting LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Vice President

Ashton Partners, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI US LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

Seventh Supplemental Indenture (Convertible Notes)	4

Competition Policy Associates, Inc.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI Technology LLC (formerly FTI REPOSITORY SERVICES, LLC)

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

Compass LEXECON, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI Cambio LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

Seventh Supplemental Indenture (Convertible Notes)	5

FTI Investigations, LLC

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FTI International LLC (formerly FTI FD LLC)

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

Dittus Communications Inc.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FD MWA Holdings, Inc.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

FD US Communications Inc.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Senior Vice President

Seventh Supplemental Indenture (Convertible Notes)	6

Wilmington Trust Company, as Trustee

By:	/S/ MICHAEL G. OLLER, JR

Seventh Supplemental Indenture (Convertible Notes)	7